Exhibit (e)(b.)

TRANSAMERICA SERIES TRUST

SCHEDULE I

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

Revised May 1, 2019

Listed below are current series of the Trust. All series, except as noted, offer Initial Class shares and Service Class shares. Transamerica WMC US Growth II VP currently only offers Initial Class shares. Transamerica 60/40 Allocation VP, Transamerica American Funds Managed Risk VP, Transamerica BlackRock Smart Beta 50 VP, Transamerica BlackRock Smart Beta 75 VP, Transamerica BlackRock Smart Beta 100, Transamerica Legg Mason Dynamic Allocation – Balanced VP, Transamerica Legg Mason Dynamic Allocation – Growth VP, Transamerica Madison Balanced Allocation VP, Transamerica Madison Conservative Allocation VP, Transamerica Madison Diversified Income VP, Transamerica Market Participation Strategy VP and Transamerica ProFund UltraBear VP currently only offer Service Class shares.

Transamerica Aegon High Yield Bond VP
Transamerica Aegon U.S. Government Securities VP
Transamerica American Funds Managed Risk VP
Transamerica Barrow Hanley Dividend Focused VP
Transamerica BlackRock Equity Smart Beta 100 VP
Transamerica BlackRock Global Allocation VP Transamerica BlackRock Global Allocation Managed Risk - Balanced VP
Transamerica BlackRock Global Allocation Managed Risk - Growth VP
Transamerica BlackRock Smart Beta 50 VP
Transamerica BlackRock Smart Beta 75 VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Greystone International Growth VP
Transamerica International Equity Index VP
Transamerica Janus Balanced VP Transamerica Janus Mid-Cap Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Asset Allocation – Conservative VP
Transamerica JPMorgan Asset Allocation – Growth VP
Transamerica JPMorgan Asset Allocation – Moderate VP
Transamerica JPMorgan Asset Allocation - Moderate Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JP Morgan International Moderate Growth VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Legg Mason Dynamic Allocation – Balanced VP
Transamerica Legg Mason Dynamic Allocation – Growth VP Transamerica Levin Large Cap Value VP
Transamerica Madison Balanced Allocation VP
Transamerica Madison Conservative Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Managed Risk – Balanced ETF VP
Transamerica Managed Risk – Conservative ETF VP
Transamerica Managed Risk – Growth ETF VP
Transamerica Market Participation Strategy VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Multi-Managed Balanced VP
Transamerica Multi-Manager Alternative Strategies VP
Transamerica PIMCO Tactical - Balanced VP
Transamerica PIMCO Tactical – Conservative VP

Transamerica PIMCO Tactical – Growth VP
Transamerica PIMCO Total Return VP
Transamerica PineBridge Inflation Opportunities VP
Transamerica ProFund UltraBear VP
Transamerica QS Investors Active Asset Allocation - Conservative VP
Transamerica QS Investors Active Asset Allocation - Moderate Growth VP
Transamerica QS Investors Active Asset Allocation - Moderate VP
Transamerica Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Torray Concentrated Growth VP
Transamerica TS&W International Equity VP
Transamerica U.S. Equity Index VP
Transamerica WMC US Growth VP
Transamerica WMC US Growth II VP